EXHIBIT 99.1

Eagle Bancorp Announces Quarterly Earnings and Declares Quarterly Cash Dividend

HELENA, Mont., Oct. 20, 2005 (PRIMEZONE) -- Eagle Bancorp ("Eagle") (OTCBB:EBMT), the stock holding company of American Federal Savings Bank (the "Bank"), reported net income of $499,000, or $0.46 per share ($0.41 per share diluted), for the three months ended September 30, 2005, and declared a cash dividend of $0.20 per share. These earnings represent an increase of 39.4% compared to $358,000 for the quarter ended September 30, 2004.

Eagle's Board of Directors declared a quarterly cash dividend of $0.20 per share for the first quarter of Eagle's fiscal year. The dividend is payable November 18, 2005 to shareholders of record at the close of business on November 4, 2005.

The increase in net income for the first quarter was the result of increases in noninterest income of $211,000 and net interest income of $102,000, partially offset by an increase in noninterest expense of $93,000. Eagle's tax provision was $79,000 higher in the current quarter. Noninterest income increased due to the increase in net gain on sale of loans and to the higher valuation of Eagle's servicing rights. This quarter, the value of Eagle's servicing rights increased by $46,000, compared to the same quarter last year, in which the value decreased $59,000. Eagle's annualized return on assets was 0.95% and its annualized return on equity was 8.94% for the quarter, compared with 0.70% and 5.91%, respectively, for the same quarter in 2004.

Total interest and dividend income increased $231,000 to $2,438,000 for the quarter ended September 30, 2005 from $2,207,000 for the quarter ended September 30, 2004. This was due primarily to an increase in interest and fees on loans of $326,000 which was partially offset by a decrease in interest on securities available-for-sale of $73,000. Total interest expense increased $129,000 to $768,000 for the quarter ended September 30, 2005 from $639,000 for the quarter ended September 30, 2004. Interest expense on deposits increased $87,000 and interest expense on advances increased $42,000.

Total assets increased by $9.1 million, or 4.4%, to $215.5 million at September 30, 2005 from $206.4 million at June 30, 2005. Interest-bearing deposits with banks increased $5.2 million to $7.0 million at September 30, 2005. Loans receivable increased $9.0 million, or 8.4%, to $115.8 million from $106.8 million. Investment securities available-for-sale decreased $6.0 million, or 8.0%, to $69.2 million from $75.2 million. Deposits increased $3.7 million, or 2.1%, to $176.2 million at September 30, 2005 from $172.5 million at June 30, 2005. Total stockholders' equity increased $113,000, or 0.5%, to $22.4 million at September 30, 2005 from $22.3 million at June 30, 2005, as a result of the net income for the period of $499,000, offset by an increase in treasury stock acquired at a cost of $150,000, an increase in accumulated other comprehensive loss of $183,000 (mainly due to an increase in net unrealized loss on securities available-for-sale) and dividends paid.

During the quarter, Eagle formed a special purpose subsidiary, Eagle Bancorp Statutory Trust I (the "Trust"), for the purpose of issuing trust preferred securities in the amount of $5 million. Eagle has issued subordinated debentures to the Trust, and the coupon on the debentures matches the dividend payment on the trust preferred securities. For bank regulatory purposes, the securities qualify as Tier 1 Capital, while for accounting purposes they are recorded as long term debt. The proceeds of the securities will be used to fund stock repurchases and for other general corporate purposes.

American Federal Savings Bank was formed in 1922 and is headquartered in Helena, Montana. It has additional branches in Butte, Bozeman and Townsend. Eagle's common stock trades on the OTC Bulletin Board under the symbol "EBMT." Eagle is a subsidiary of Eagle Financial MHC, a federal mutual holding company formed in 2000, which owns approximately 59% of Eagle Bancorp's outstanding common stock.

This release may contain certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Eagle intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, and is including this statement for purposes of these safe harbor provisions.

Financial highlights for Eagle Bancorp follow:

 EAGLE BANCORP AND SUBSIDIARY
 (consolidated)
 (Dollars in Thousands)
                                              Sept. 30,     June 30,
                                                2005          2005
                                             (Unaudited)    (Audited)
 ASSETS
 Cash and due from banks                          4,475        3,122
 Interest-bearing deposits with banks             7,012        1,844
                                               --------     --------
 Total cash and cash equivalents                 11,487        4,966
 Investment securities available-for-sale,
  at market value                                69,170       75,227
 Investment securities held-to-maturity,
  at cost                                         1,155        1,201
 Investment in nonconsolidated subsidiary           155           --
 Federal Home Loan Bank stock, at cost            1,315        1,315
 Mortgage loans held-for-sale                     1,671        2,148
 Loans receivable, net of deferred loan fee
  and allowance for loan losses                 115,863      106,839
 Accrued interest and dividends receivable        1,140        1,102
 Mortgage servicing rights, net                   1,859        1,857
 Property and equipment, net                      6,179        6,242
 Cash surrender value of life insurance           5,094        5,049
 Real estate acquired in settlement of loans,
  net of allowance for losses                        75            0
 Other assets                                       350          468
                                               --------     --------

    Total assets                                215,513      206,414
                                               ========     ========
 LIABILITIES
 Deposit accounts:
  Noninterest bearing                            13,584       11,660
  Interest bearing                              162,631      160,837
 Advances from Federal Home Loan Bank             9,593        9,885
 Long-Term Subordinated Debentures                5,155           --
 Accrued expenses and other liabilities           2,172        1,767
                                               --------     --------
    Total liabilities                           193,135      184,149

 EQUITY
 Preferred stock (no par value, 1,000,000 shares
  authorized, none issued or outstanding)
 Common stock (par value $0.01 per share;
  9,000,000 shares authorized;
  1,223,572 shares issued; 1,099,272 and
  1,103,972 shares outstanding at September 30,
  2005 and June 30, 2005, respectively)              12           12
 Additional paid-in capital                       4,216        4,188
 Unallocated common stock held by employee
  stock ownership plan ("ESOP")                    (156)        (165)
 Treasury stock, at cost (124,300 and 119,600
  shares at September 30, 2005 and
  June 30, 2005, respectively)                   (4,198)      (4,048)
 Retained earnings                               23,039       22,630
 Accumulated other comprehensive (loss) income     (535)        (352)
                                               --------     --------
    Total equity                                 22,378       22,265
    Total liabilities and equity                215,513      206,414
                                               ========     ========

                     EAGLE BANCORP AND SUBSIDIARY
                   Consolidated Statements of Income
        For the Three Months Ended September 30, 2005 and 2004
           (Dollars in Thousands, Except for Per Share Data)
                                               Three Months Ended
                                         Sept. 30 (unaudited) Sept. 30
                                         -----------------------------
                                            2005              2004
                                          ---------         ---------
 Interest and Dividend Income:
 Interest and fees on loans                   1,790             1,464
 Interest on deposits with banks                 11                15
 Securites held to maturity                      14                18
 Securities available for sale                  623               696
 FHLB Stock dividends                             0                14
                                          ---------         ---------
    Total interest and dividend income        2,438             2,207
                                          ---------         ---------

 Interest Expense:
 Deposits                                       666               579
 Int on borrowings                              102                60
                                          ---------         ---------
    Total interest expense                      768               639
                                          ---------         ---------

 Net Interest Income                          1,670             1,568
 Loan loss provision                              0                 0
                                          ---------         ---------
 Net interest income after loan
  loss provision                              1,670             1,568
                                          ---------         ---------
 Noninterest income:
 Net gain on sale of loans                      173               115
 Demand deposit service charges                 143               139
 Mortgage loan servicing fees                   191                84
 Net gain (loss) on sale of available
  for sale securities                             1                 0
 Other                                          135                94
                                          ---------         ---------
    Total noninterest income                    643               432
                                          ---------         ---------

 Noninterest expense:
 Salaries and employee benefits                 832               809
 Occupancy expenses                             125               125
 Furniture and equipment depreciation            79                78
 In-house computer expense                       67                62
 Advertising expense                             70                40
 Amortization of mtg servicing fees             106                96
 Federal insurance premiums                       6                 6
 Postage                                         23                25
 Legal,accounting, and examination fees          34                35
 Consulting fees                                 18                11
 ATM processing                                  12                12
 Other                                          220               200
                                          ---------         ---------
   Total noninterest expense                  1,592             1,499
                                          ---------         ---------
 Income before provision for income taxes       721               501
                                          ---------         ---------
 Provision for income taxes                     222               143
                                          ---------         ---------
 Net income                                     499               358
                                          =========         =========
 Basic earnings per common share               0.46              0.31
                                          =========         =========
 Diluted earnings per common share             0.41              0.30
                                          =========         =========
 Weighted average shares outstanding
  (basic eps)                             1,080,604         1,172,153
                                          =========         =========
 Weighted average shares outstanding
  (diluted eps)                           1,203,258         1,198,658
                                          =========         =========

CONTACT:  Eagle Bancorp
          Larry A. Dreyer, President and Chief Executive Officer
          (406) 457-4012

          Peter J. Johnson, Senior Vice President and Treasurer
          (406) 457-4006